UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 1, 2006

Date of Report (Date of earliest event reported)
SYNTAX-BRILLIAN CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50289	05-0567906

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 N. DESERT DRIVE
TEMPE, ARIZONA
85281

(Address of Principal Executive Offices) (Zip Code)
(602) 389-8888

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-4.18
EX-10.43
EX-10.44
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On December 7, 2006, we completed the sale of an aggregate of 1,293,661 shares of our common stock and warrants to purchase an aggregate of 64,683 shares of our common stock for gross proceeds of $10,000,000. The sale was made pursuant to the terms and conditions of a securities purchase agreement, dated as of December 1, 2006, with two purchasers, John Jung-Jyh Wu, President and CEO of TCV Group, our primary supplier of plastic injection molded parts for our Olevia branded TVs, and Leader Investment Co., Ltd., an entity controlled by John Huang, Chairman of Premier Image Technology Corporation, the primary contract manufacturer of our Vivitar branded digital cameras. A copy of the press release announcing the transaction is filed herewith as Exhibit 99.1. A copy of the securities purchase agreement is filed herewith as Exhibit 10.43. The warrants have an exercise price of $9.276 per share (subject to certain adjustments) and are exercisable for a term of three years beginning on the six-month anniversary of their date of issuance. The form of warrant is filed herewith as Exhibit 4.18.
     In connection with the issuance of the common stock and the warrants, we entered into a registration rights agreement. Pursuant to the registration rights agreement, we are required to file a registration statement under the Securities Act of 1933 covering the resale of the common stock and the common stock issuable upon exercise of the warrants. We will pay all expenses incurred in connection with the registration, except for underwriting discounts and commissions. A copy of the registration rights agreement is filed herewith as Exhibit 10.44.
Item 3.02. Unregistered Sales of Equity Securities.
     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the terms and sale of the common stock and the warrants. The sale of the common stock and issuance of the warrants were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. In this regard, the securities were sold to two purchasers that made representations to us that (1) the securities were being acquired by such purchasers for investment only and not with view to or for sale in connection with any distribution of the securities, (2) the purchasers had such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of its investment, and (3) the purchasers are “accredited investors” within the meaning of the Securities Act. The closing of the sale of the common stock and issuance of the warrants occurred on December 7, 2006. We intend to use the net proceeds from the sale of the common stock and warrants for working capital and general corporate purposes.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit
Number	Description

4.18	Form of warrant issued in connection with the Securities Purchase Agreement constituting Exhibit 10.43.

10.43	Securities Purchase Agreement, dated as of December 1, 2006, between the Registrant and the purchasers named therein

10.44	Registration Rights Agreement, dated as of December 7, 2006, between the Registrant and the purchasers named therein

99.1	Press release dated December 4, 2006 entitled “Syntax-Brillian Announces $10 Million Strategic Investment”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTAX-BRILLIAN CORPORATION
Date: December 7, 2006	By:	/s/ Wayne A. Pratt
Wayne A. Pratt
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.18	Form of warrant issued in connection with the Securities Purchase Agreement constituting Exhibit 10.43.

10.43	Securities Purchase Agreement, dated as of December 1, 2006, between the Registrant and the purchasers named therein

10.44	Registration Rights Agreement, dated as of December 7, 2006, between the Registrant and the purchasers named therein

99.1	Press release dated December 4, 2006 entitled “Syntax-Brillian Announces $10 Million Strategic Investment”